Vorys, Sater, Seymour and Pease LLP Legal Counsel	Exhibit 5.1

March 24, 2017

Board of Directors

Central Federal Corporation

7000 North High Street

Worthington, Ohio 43086

Re:	Registration Statement on Form S-3 for Issuance of Shares of Common Stock of Central Federal Corporation Issuable upon Exercise of Warrants Held by Selling Stockholders

Ladies and Gentlemen:

We have acted as counsel to Central Federal Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, up to 1,152,125 shares of common stock, $0.01 par value per share (the “Common Shares”), issuable upon the exercise of warrants held by selling stockholders, including their respective pledgees, donees, transferees and other successors-in-interest. The Common Shares may be offered from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement and one or more supplements to such prospectus.

As such counsel, in rendering the opinions expressed below, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, and such certificates, statements and results of inquiries of officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein.

In our examination of the aforesaid Registration Statement and the exhibits thereto, certificates, statements, corporate records, instruments and other documents (collectively, the “Documents”), we have assumed, without independent investigation, the authenticity of all Documents examined by us, the correctness of the information contained in all Documents examined by us, the genuineness of all signatures, the legal capacity of all individuals who have

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Legal Counsel

Board of Directors

Central Federal Corporation

March 24, 2017

executed any of the aforesaid Documents, the authority of all individuals entering and maintaining records, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of such Documents. Further, we have assumed the accuracy of all information provided to us by the Company, orally or in writing, during the course of our investigations.

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

Based upon and subject to the foregoing and subject to the qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Common Shares to be sold pursuant to the Registration Statement have been duly authorized by all necessary corporate action of the Company and will be, when sold in the manner described in the Registration Statement, validly issued, fully paid and non-assessable.

The opinions expressed in this letter are rendered as of, and are based upon the laws and legal interpretations in effect and the facts and circumstances existing on, the date first written above. We disclaim any obligation to (a) advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein or (b) revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances. Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Shares.

This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares covered by the Registration Statement and the filing of the Registration Statement and any amendments thereto. No portion of this opinion may be quoted, relied upon or otherwise used by any other person or for any other purpose without our prior written consent.

Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. By giving such consent, we do not thereby admit that we are “experts” within the meaning of the Act or the rules and regulations promulgated thereunder pertaining to the Registration Statement or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP